Exhibit 99.2

IGNYTE ACQUISITION CORP.

Condensed Financial Statements
Condensed Balance Sheets as of June 30, 2022 (Unaudited) and December 31, 2021	2
Unaudited Condensed Statements of Operations for the three and six months ended June 30, 2022 and 2021	3
Unaudited Condensed Statements of Changes in Stockholders’ Deficit for the three and six months ended June 30, 2022 and 2021	4
Unaudited Condensed Statements of Cash Flows for the six months ended June 30, 2022 and 2021	5
Notes to Unaudited Condensed Financial Statements	6

IGNYTE ACQUISITION CORP.

CONDENSED BALANCE SHEETS

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Cash	$44,664	$329,192
Prepaid expense and other current assets	170,583	71,319

Total current assets	215,247	400,511
Marketable securities held in Trust Account	57,587,990	57,506,299

Total Assets	$57,803,237	$57,906,810

Liabilities and Stockholders’ Deficit
Current liabilities:
Accrued expenses	$1,013,668	$325,641
Due to related party	171,953	111,953
Promissory note – related party	298,210	—

Total current liabilities	1,483,831	437,594
Warrant liabilities	550,000	1,975,000

Total liabilities	2,033,831	2,412,594

Commitments and Contingencies (See Note 7)
Common stock subject to possible redemption, 5,750,000 shares at redemption value at June 30, 2022 and December 31, 2021	57,500,000	57,500,000

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 50,000,000 shares authorized; 1,537,500 shares issued and outstanding (excluding 5,750,000 shares subject to possible redemption) at June 30, 2022 and December 31, 2021	154	154
Additional paid-in capital	—	—
Accumulated deficit	(1,730,748)	(2,005,938)

Total stockholders’ deficit	(1,730,594)	(2,005,784)

Total Liabilities and Stockholders’ Deficit	$57,803,237	$57,906,810

The accompanying notes are an integral part of these unaudited condensed financial statements.

IGNYTE ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Formation and operating costs	$798,156	$110,980	$1,231,501	$309,421

Loss from operations	(798,156)	(110,980)	(1,231,501)	(309,421)

Other income
Change in fair value of warrants	400,000	725,000	1,425,000	575,000
Trust interest income	76,223	2,087	81,691	4,345

Total other income	476,223	727,087	1,506,691	579,345

Net income (loss)	$(321,933)	$616,107	$275,190	$269,924

Basic and diluted weighted average shares outstanding, common stock subject to redemption	1,537,500	5,750,000	5,750,000	4,143,646

Basic and diluted net income (loss) per share	$(0.07)	$0.08	$0.04	$0.05

Basic and diluted weighted average shares outstanding, common stock	2.890,884	1,537,500	1,537,500	1,504,351

Basic and diluted net income (loss) per share	$(0.07)	$0.08	$0.04	$0.05

The accompanying notes are an integral part of these unaudited condensed financial statements.

IGNYTE ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

THREE AND SIX MONTHS ENDED JUNE 30, 2022

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance as of January 1, 2022	1,537,500	$154	$—	$(2,005,938)	$(2,005,784)
Net income	—	—	—	597,123	597,123

Balance as of March 31, 2022	1,537,500	154	—	(1,408,815)	(1,408,661)
Net loss	—	—	—	(321,933)	(321,933)

Balance as of June 30, 2022	1,537,500	154	—	(1,730,748)	(1,730,594)

THREE AND SIX MONTHS ENDED JUNE 30, 2021

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance as of January 1, 2021	1,537,500	$154	$26,846	$(310)	$26,690
Sale of 5,000,000 and 750,000 Units on February 1, and 2, 2021 through IPO and over-allotment, respectively	5,750,000	575	57,499,425	—	57,500,000
Sale of 2,350,000 and 150,000 Private Placement Warrants on February 1, and 2, 2021, respectively, net of fair value of warrant liabilities	—	—	50,000	—	50,000
Underwriting fee	—	—	(1,150,000)	—	(1,150,000)
Other offering expenses	—	—	(444,485)	—	(444,485)
Net loss	—	—	—	(346,183)	(346,183)
Common stock subject to possible redemption	(5,750,000)	(575)	(55,981,786)	(1,474,897)	(57,457,258)

Balance as of March 31, 2021	1,537,500	154	—	(1,821,390)	(1,821,236)
Net income	—	—	—	616,107	616,107
Remeasurement in value of common stock subject to possible redemption	—	—	—	(2,087)	(2,087)

Balance as of June 30, 2021	1,537,500	154	—	(1,207,370)	(1,207,216)

The accompanying notes are an integral part of these unaudited condensed financial statements.

IGNYTE ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the six months ended June 30,
	2022	2021
Cash flows from Operating Activities:
Net income	$275,190	$269,924
Adjustments to reconcile net income to net cash used in operating activities:
increase in fair value of warrants	(1,425,000)	(575,000)
Interest earned on marketable securities held in Trust Account	(81,691)	(4,345)
Changes in current assets and current liabilities:
Prepaid expenses	(99,264)	(181,923)
Accrued offering costs and expenses	688,027	12,656
Due to related party	60,000	51,643

Net cash used in operating activities	(582,738)	(427,045)

Cash Flows from Investing Activities:
Purchase of investment held in Trust Account	—	(57,500,000)

Net cash used in investing activities	—	(57,500,000)

Cash flows from Financing Activities:
Proceeds from Initial Public Offering, net of underwriters’ fees	—	56,350,000
Proceeds from private placement	—	2,500,000
Proceeds from issuance of promissory note to related party	298,210	—
Repayment of promissory note to related party	—	(80,000)
Payments of offering costs	—	(317,910)

Net cash provided by financing activities	298,210	58,452,090

Net change in cash	(284,528)	525,045
Cash, beginning of the period	329,192	25,425

Cash, end of the period	$44,664	$550,470

Supplemental disclosure of noncash investing and financing activities:
Initial value of Common stock subject to possible redemption	$—	$51,150,000

Remeasurement in value of Common stock subject to possible redemption	$—	$7,354,345

Initial fair value of warrant liabilities	$—	$2,450,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

IGNYTE ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 – Organization and Business Operations

Organization and General

Ignyte Acquisition Corp. (the “Company”) is a blank check company incorporated as a Delaware corporation on August 6, 2020. The Company was incorporated for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”).

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2022, the Company had not commenced any operations. All activity for the period from August 6, 2020 (inception) through June 30, 2022 relates to the Company’s formation and the initial public offering (“IPO”), which is described below and, since the closing of the IPO, a search for a Business Combination candidate. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO.

The Company’s sponsor is Ignyte Sponsor LLC (the “Sponsor”), a Delaware limited liability company (the “Sponsor”).

Financing

The registration statement for the Company’s IPO was declared effective on January 27, 2021 (the “Effective Date”). On February 1, 2021, the Company consummated the IPO of 5,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $50,000,000, which is discussed in Note 3.

Simultaneously with the closing of the IPO, the Company consummated the sale of 2,350,000 Private Placement Warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, generating total gross proceeds of $2,350,000.

On February 2, 2021, the underwriters purchased an additional 750,000 Units to exercise their over-allotment option in full at a purchase price of $10.00 per Unit, generating gross proceeds of $7,500,000. Simultaneously with the closing of the full exercise of the over-allotment option, the Company completed the private sale of an aggregate of 150,000 Private Placement Warrants to the Sponsor, at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds of $150,000. A total of $7,500,000 was added to the Trust Account after the payment of $150,000 underwriting discount.

Transaction costs amounted to $1,594,485 consisting of $1,150,000 of underwriting discount and $444,485 of other offering costs. In addition, at February 2, 2021, $975,465 of cash was held outside of the Trust Account (as defined below) and has been available for working capital purposes.

Trust Account

Following the closing of the IPO, on February 1, 2021, $50,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in a Trust Account (“Trust Account”), and has been invested, and will only be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay income tax obligations, the proceeds from the IPO will not be released from the Trust Account until the earlier of the completion of a Business Combination or the Company’s redemption of 100% of the outstanding Public Shares if it has not completed a Business Combination in the required time period. The proceeds held in the Trust Account may be used as consideration to pay the sellers of a target business with which the Company completes a Business Combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

Initial Business Combination

In connection with any proposed Business Combination, the Company will either (1) seek stockholders approval of the initial Business Combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed Business Combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable), or (2) provide its stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether the Company will seek stockholders approval of a proposed Business Combination or will allow stockholders to sell their shares to the Company in a tender offer will be made by the Company, solely in its discretion,

The shares of Common Stock subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

The Company will have 21 months from the closing of the IPO to complete the initial Business Combination (the “Combination Period”). However, if the Company is unable to complete the initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company but net of taxes payable ( and less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject (in the case of (ii) and (iii) above) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor, officers and directors have agreed (i) to vote any shares owned by them in favor of any proposed Business Combination, (ii) not to convert any shares in connection with a stockholder vote to approve a proposed initial Business Combination or sell any shares to the Company in a tender offer in connection with a proposed initial Business Combination, (iii) that the founders’ shares will not participate in any liquidating distributions from the Company’s Trust Account upon winding up if a Business Combination is not consummated.

The Sponsor has agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. The agreement entered into by the Sponsor specifically provides for two exceptions to the indemnity it has given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (2) as to any claims for indemnification by the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has it independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company believes it is unlikely that the Sponsor will be able to satisfy its indemnification obligations if it is required to do so.

Business Combination Agreement

As previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2022, on April 28, 2022, the Company entered into that certain Business Combination Agreement dated as of April 28, 2022 (the “Business Combination Agreement”), by and among the Company, Ignyte Korea Co., Ltd., a corporation organized under the laws of the Republic of Korea and a wholly-owned subsidiary of the Company (“Korean Sub”), and Peak Bio Co., Ltd., a corporation organized under the laws of the Republic of Korea (“Target”) pursuant to which the (i) stockholders of the Target will transfer their respective shares of common stock of Target, par value KRW 500 per share (the “Target Common Stock”), to Korean Sub in exchange for shares of common stock of the Company (the “Company Common Stock”) held by Korean Sub, and (ii) in the course of such share swap, Korean Sub will distribute the shares of Target Common Stock to the Company in consideration of Company Common Stock (which will in-turn be delivered to the stockholders of the Target as described in (i) above ((i) and (ii), collectively, the “Share Swap”, together with the other transactions contemplated by the Business Combination Agreement, the “Proposed Transactions”). Upon consummation of the Share Swap, the Target will become a direct wholly-owned subsidiary of the Company. Upon consummation of the Proposed Transactions, the Company will be renamed Peak Bio, Inc.

Concurrently with the execution and delivery of the Business Combination Agreement, (i) certain existing accredited investors and institutional accredited investors (the “PIPE Investors”) and the Company will enter into separate subscription agreements (the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors have committed to subscribe for and purchase of up to 2,550,000 shares (inclusive of the shares to be issued pursuant to the Key Company Stockholder Forward Purchase Agreement as described below) of Company Common Stock (the “PIPE Shares”) at a purchase price per share of $10.00; and (ii) the Company and Hoyoung Huh (the “Key Company Stockholder”) will enter into a forward purchase agreement substantially (the “Key Company Stockholder Forward Purchase Agreement”), pursuant to which the Key Company Stockholder will, upon the terms and subject to the conditions set forth in the Key Company Stockholder Forward Purchase Agreement, including, but not limited to the receipt of margin financing within 180 days following Closing, purchase shares of Company Common Stock at a purchase price of $10.00 per share in a private placement for up to an aggregate amount of $10,000,000, subject to the conditions set forth in the Key Company Stockholder Forward Purchase Agreement. The purchase of the PIPE Shares will be consummated concurrently with the closing of the Proposed Transactions.

In addition, concurrently with the execution of the Business Combination Agreement, the Sponsor will enter into a Sponsor Support Agreement with the Company and the Target (the “Sponsor Support Agreement”), pursuant to which the Sponsor agreed to vote its shares of Company Common Stock in favor of the approval and adoption of the Proposed Transactions. Additionally, the Sponsor has agreed, among other things, not to enter into any agreement that is inconsistent with the Sponsor Support Agreement.

Liquidity and Capital Resources

As of June 30, 2022, the Company had $44,664 in its operating bank account and working capital deficit of $1,356,574, which excludes $87,990 of accrued Delaware franchise tax to be paid out of interest earned on the Trust Account.

Prior to the completion of the IPO, the Company’s liquidity needs had been satisfied through a payment from the Sponsor of $25,000 (see Note 5) for the Founder Shares to cover certain offering costs, the loan under an unsecured promissory note from the Sponsor of $80,000 (see Note 5), and the net proceeds from the consummation of the Private Placement not held in the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or the Company’s officers and directors or their affiliates may, but are not obligated to, provide the Company Working Capital Loans (see Note 5). On March 21, 2022, the Sponsor signed an agreement to provide a Working Capital Loan of $300,000 to the Company as required.

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until November 2, 2022 to consummate the proposed Business Combination. It is uncertain that the Company will be able to consummate the proposed Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a business combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after November 2, 2022. The Company intends to complete the proposed Business Combination before the mandatory liquidation date. However, there can be no assurance that the Company will be able to consummate any business combination by November 2, 2022.

Based on the foregoing, management believes that the Company will not have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. However, the Working Capital Loans, as defined in Note 5, will provide additional flexibility to continue our identification and pursuit of potential business combination targets. Over this time period, the Company will be using available funds, including those from the Working Capital Loans, for the purpose of paying existing accounts payable, identifying and evaluating prospective Initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars and in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the period for the three and six months ended June 30, 2022 are not necessarily indicative of the results that may be expected through December 31, 2022.

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed by the Company with the SEC on March 31, 2022.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of unaudited condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2022 and December 31, 2021.

Marketable Securities Held in Trust Account

As of June 30, 2022 and December 31, 2021, the assets held in the Trust Account were invested in money market funds.

Fair Value Measurements

FASB ASC Topic 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 – Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 – Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet. The fair values of cash, prepaid assets, and accounts payable are estimated to approximate the carrying values as of December 31, 2021 due to the short maturities of such instruments.

The Company’s warrant liabilities are based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement. See Note 6 for additional information on assets and liabilities measured at fair value.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of June 30, 2022 and December 31, 2021, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Common Stock Subject to Possible Redemption

All of the 5,750,000 shares of common stock sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Therefore, all common stock, excluding the founder shares, has been classified outside of permanent equity.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.

Net Income (Loss) Per Common Stock

The Company recognizes two classes of shares for EPS purposes, which are referred to as redeemable common stock and outstanding common stock. Earnings and losses are shared pro rata between the two classes of shares. The 5,375,000 potential common shares for outstanding warrants to purchase the Company’s stock were excluded from diluted earnings per share for the three and six months ended June 30, 2022 and 2021 because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net income (loss) per common share is the same as basic net income (loss) per common share for the periods. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of common stock:

	For the Three Months Ended June 30,
	2022		2021
	Redeemable Common Stock	Outstanding Common Stock	Redeemable Common Stock	Outstanding Common Stock
Basic and diluted net income (loss) per share:
Numerator:
Allocation of net income (loss)	$(210,160)	$(111,773)	$486,122	$129,985
Denominator:
Weighted-average shares outstanding	2,890,884	1,535,500	5,750,000	1,537,500

Basic and diluted net income (loss) per share	$(0.07)	$(0.07)	$0.08	$0.08

	For the Six Months Ended June 30,
	2022		2021
	Redeemable Common Stock	Outstanding Common Stock	Redeemable Common Stock	Outstanding Common Stock
Basic and diluted net income per share:
Numerator:
Allocation of net income	$217,131	$58,059	$198,029	$71,895
Denominator:
Weighted-average shares outstanding	5,750,000	1,537,500	4,143,646	1,504,351

Basic and diluted net income per share	$0.04	$0.04	$0.05	$0.05

Offering Costs associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A-“Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the IPO and were charged to temporary equity upon the completion of the IPO. Accordingly, as of February 1, 2021, offering costs in the aggregate of $1,594,485 have been charged to temporary equity (consisting of $1,150,000 of underwriting discount and $444,485 of other offering costs).

Warrant Liabilities

The Company accounts for the Public Warrants and Private Warrants (as defined in Notes 3 and 4) collectively (“Warrants”), as either equity or liability-classified instruments based on an assessment of the specific terms of the Warrants and the applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the Warrants meet all of the requirements for equity classification under ASC 815, including whether the Warrants are indexed to the Company’s own common stocks and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance of the Warrants and as of each subsequent quarterly period end date while the Warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, such warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, such warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of liability-classified warrants are recognized as a non-cash gain or loss on the statements of operations.

The Company accounts for the Private Warrants in accordance with ASC 815-40 under which the Private Warrants do not meet the criteria for equity classification and must be recorded as liabilities. The fair value of the Private Warrants has been estimated using the Modified Black Scholes model. See Note 6 for further discussion of the pertinent terms of the Warrants used to determine the value of the Private Warrants and Representative’s Warrants.

The Company evaluated the Public Warrants in accordance with ASC 815-40, “Derivatives and Hedging—Contracts in Entity’s Own Equity” and concluded that they met the criteria for equity classification and are required to be recorded as part a component of additional paid-in capital at the time of issuance.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of June 30, 2022 and December 31, 2021, the Company’s deferred tax asset had a full valuation allowance recorded against it. The effective tax rate differs from the statutory tax rate of 21% for the three months and six months ended June 30, 2022 and 2021, due to changes in fair value in warrant liability, changes in fair value in the PIPE derivative liability, and the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Risks and Uncertainties

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these condensed financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these condensed financial statements.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak and Russian military action against Ukraine on the Company’s financial position will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the effects and duration of economic sanctions. These developments and the impact on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s financial position may be materially adversely affected. Additionally, the Company’s ability to complete an initial business combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an initial business combination in a timely manner. The Company’s ability to consummate an initial business combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the effects and duration of economic sanctions and the resulting market downturn. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 – Initial Public Offering

On February 1, 2021, the Company sold 5,000,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of common stock and one-half of one warrant to purchase one share of common stock (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment.

On February 2, 2021, the Underwriters exercised the over-allotment option in full to purchase 750,000 Units (the “Over-Allotment Units”), generating an aggregate of gross proceeds of $7,500,000, and incurred $150,000 in underwriting fees.

Public Warrants

Each whole warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed herein. The warrants will become exercisable 30 days after the completion of the Company’s initial Business Combination. However, no warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within a specified period following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of the completion of an initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company may call the warrants for redemption (excluding the Private Placement Warrants and any warrants underlying additional units issued to the Sponsor, initial stockholders, officers, directors or their affiliates in payment of Working Capital Loans made to the Company)

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations) for any 20 trading days within a 30-trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

In addition, if (x) the Company issue additional shares of Common Stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial stockholders or their affiliates, without taking into account any founders’ shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities.

Note 4 – Private Placement

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 2,350,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $2,350,000, in a private placement (the “Private Placement”). Each Private Placement Warrant will entitle the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. The proceeds from the Private Placement Warrants was added to the proceeds from the IPO held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

The Private Placement Warrants are identical to the Warrants underlying the Units sold in the IPO, except that the Private Placement Warrants are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Further, the Sponsor has agreed not to transfer, assign, or sell the Private Placement Warrants (including the shares of Common Stock issuable upon the exercise of the Private Placement Warrants), except to certain permitted transferees, until after the consummation of the Company’s initial Business Combination.

Simultaneously with the closing of the exercise of the over-allotment option, the Company completed the private sale (the “Private Placement”) of an aggregate of 150,000 private placement warrants (the “Private Placement Warrants”) to Ignyte Sponsor LLC, a Delaware limited liability company (the “Sponsor”), at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds of $150,000.

Note 5 – Related Party Transactions

Founder Shares

On August 12, 2020, the Sponsor paid $25,000, or approximately $0.02 per share, to cover certain offering costs in consideration for 1,437,500 shares of Common Stock, par value $0.0001 (the “Founder Shares”). Up to 187,500 Founder Shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. On February 2, 2021, the underwriter exercised its over-allotment option in full, hence, the 187,500 Founder Shares are no longer subject to forfeiture since then.

The founders’ shares were placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferred, assigned, sold or released from escrow (subject to certain limited exceptions set forth below) (i) with respect to 50% of such shares, for a period ending on the earlier of the one-year anniversary of the date of the consummation of the initial Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period following the consummation of the initial Business Combination and (ii) with respect to the remaining 50% of such shares, for a period ending on the one-year anniversary of the date of the consummation of the initial Business Combination, or earlier, in either case, if, subsequent to the initial Business Combination, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note – Related Party

On November 20, 2020, the Company’s executive officers loaned the Company $80,000 to be used for a portion of the expenses of the IPO. These loans were non-interest bearing, unsecured and are due at the earlier of June 30, 2021 or the closing of the IPO. The Company repaid the note in full on February 1, 2021. On March 21, 2022, the Sponsor signed an agreement to provide a Working Capital Loan of up to $300,000 to the Company as required. The Company has drawn $298,210 of the $300,000 Working Capital Loan, of which $298,210 is outstanding as of June 30, 2022.

Due to Related Party

As of June 30, 2022, the amount due to related party is $171,953 which represent the accrual of administrative service fee of $171,643 from January 26, 2021 to June 30, 2022 and formation cost of $310 paid by David Rosenberg (the “Officer”). As of December 31, 2021, the amount due to related party is $111,953 which represents the accrual of administrative service fee from January 26, 2021 to December 31, 2021 of $111,643 and formation cost of $310 paid by the Officer.

Related Party Loans

In order to meet the Company’s working capital needs following the consummation of the IPO the Sponsor, officers, directors initial stockholders or their affiliates may, but are not obligated to, loan the Company funds (“Working Capital Loans”), from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of the initial Business Combination, without interest, or, at holder’s discretion, up to $1,500,000 of the notes may be converted into warrants at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from the Trust Account would be used for such repayment. As of June 30, 2022 and December 31, 2021, no such Working Capital Loans were outstanding.

On March 21, 2022, the Sponsor signed an agreement to provide a Working Capital Loan of $300,000 to the Company evidenced by a promissory note (the “Note”) as required. The principal balance of the Note shall be payable in cash by the Company on the earlier of: (i) the date on which the Company consummates its initial business combination or (ii) the date that the winding up of the Company is effective. No interest shall accrue on the unpaid principal balance of the Note. The principal balance of the Note may be prepaid at any time, at the election of the Company.

Administrative Service Fee

The Company has agreed, commencing on the date of the securities of the Company are first listed on The Nasdaq Capital Market (the “Listing Date”), to pay the Sponsor $10,000 per month for office space, utilities and secretarial support. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company accrued $30,000 and $60,000 for the administrative service fee for the three and six months ended June 30, 2022 and 2021, respectively, of which $171,643 and $51,953 is recorded in accrued expenses in the accompanying condensed balance sheets as of June 30, 2022 and 2021, respectively.

Note 6 – Recurring Fair Value Measurements

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of June 30, 2022 and December 31, 2021 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	June 30, 2022	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Money Market held in Trust Account	$57,587,990	$57,587,990	$—	$—

	$57,587,990	$57,587,990	$—	$—

Liabilities:
Warrant liabilities-Private Placement Warrants	$550,000	$—	$—	$550,000

	$550,000	$—	$—	$550,000

	December 31, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Money Market held in Trust Account	$57,506,299	$57,506,299	$—	$—

	$57,506,299	$57,506,299	$—	$—

Liabilities:
Warrant liabilities-Private Placement Warrants	$1,975,000	$—	$—	$1,975,000

	$1,975,000	$—	$—	$1,975,000

The following table sets forth a summary of the changes in the fair value of the warrant liabilities for the three and six months ended June 30, 2022 and for the period from February 1, 2021 through June 30, 2021:

Warrant Liability
Fair value as of December 31, 2021	$1,975,000
Change in fair value (1)	(1,025,000)

Fair value as of March 31, 2022	$950,000
Change in fair value (1)	(400,000)

Fair value as of June 30, 2022	$550,000

Warrant Liability
Fair value as of February 1, 2021	$2,303,000
Issuance of private warrants in connection with over-allotment as of February 2, 2021	147,000
Change in fair value (1)	150,000

Fair value as of March 31, 2021	$2,600,000
Change in fair value (1)	(725,000)

Fair value as of June 30, 2021	$1,875,000

(1)	Represents the non-cash gain on the change in valuation of Private Warrants and is included in the change in fair value of warrant liability on the statement of operations.

At June 30, 2022, the Public Warrants were determined to contain none of the features requiring liability treatment; therefore, the Public warrants were not included in the fair value reporting.

The Private Placement Warrants were valued using a Modified Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes model’s primary unobservable input utilized in determining the fair value of the Private Placement Warrants is the expected volatility of the common stock. The fair value of the Private Placement Warrants were discounted to present value at June 30, 2022, utilizing the Business Combination date of September 1, 2022, as the key unobservable input. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target.

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. There were no transfers between levels for the period from January 1, 2022 through June 30, 2022.

The following table provides quantitative information regarding Level 3 fair value measurements for Private Warrants as of June 30, 2022 and December 31, 2021.

	June 30, 2022	December 31, 2021
Exercise price	$11.50	$11.50
Share price	$9.86	$9.74
Volatility	2.75%	13.75%
Expected life	5.50	5.33
Risk-free rate	3.01%	1.26%
Dividend yield	—%	—%

Note 7 – Commitments and Contingencies

Registration Rights

The holders of the founders’ shares issued and outstanding on the date of the IPO, as well as the holders of the representative shares, Private Placement Warrants and any warrants the Company’s Sponsor, officers, directors or their affiliates may be issued in payment of Working Capital Loans made to the Company (and all underlying securities), will be entitled to registration rights pursuant to an agreement signed on January 27, 2021. The holders of a majority of these securities are entitled to make up to two demands that the Company registers such securities. The holders of the majority of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the representative shares, Private Placement Warrants and warrants issued to the Company’s Sponsor, officers, directors or their affiliates in payment of Working Capital Loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. Notwithstanding anything to the contrary, EarlyBirdCapital Inc. (“EarlyBirdCapital”) may only make a demand on one occasion and only during the five-year period beginning on the Effective Date of the registration statement of which the IPO forms a part. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s consummation of a Business Combination; provided, however, that EarlyBirdCapital may participate in a “piggyback” registration only during the seven-year period beginning on the Effective Date of the registration statement of which the IPO forms a part. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters had a 45-day option beginning February 1, 2021 to purchase up to an additional 750,000 units to cover over-allotments, if any, at the IPO price less the underwriting discounts.

The Company issued to the underwriter (and/or its designees) (the “Representative”) 100,000 shares of common stock for $0.0001 per share (the “Representative Shares”). The Company estimated the fair value of the stock to be $2,000 based upon the price of the founder shares issued to the Sponsor. The stock were treated as underwriters’ compensation and charged directly to stockholders’ equity. The underwriter (and/or its designees) agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of our initial Business Combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial Business Combination within 21 months from the closing of this offering.

On February 1, 2021, the Company paid a fixed underwriting fee of $1,000,000.

On February 2, 2021, the underwriters purchased an additional 750,000 units to exercise its over-allotment option in full. The proceeds of $7,500,000 from the over-allotment was deposited in the Trust Account after deducting the underwriting discounts.

Business Combination Marketing Agreement

The Company has engaged underwriters as advisors in connection with its Business Combination to assist it in holding meetings with the stockholders to discuss the potential Business Combination and the target business’s attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with the potential Business Combination, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay the Marketing Fee for such services upon the consummation of the initial Business Combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the IPO, or $2,012,500 including the proceeds from the full exercise of the over-allotment option on February 2, 2021.

In connection with the pending Business Combination, two purported stockholders have sent a demand letter. No amount of damages is stated in the demand letter. The Company believes that the threatened lawsuit is without merit and, if filed, the Company intends to defend the matters vigorously. The Company is currently unable to reasonably determine the outcome of any potential litigation or estimate any potential losses, and, as such, have not recorded a loss contingency. There is no other material litigation, arbitration or governmental proceedings currently pending against the Company or any members of its management team in their capacity as such.

Right of First Refusal

If the Company determines to pursue any equity, equity-linked, debt or mezzanine financing relating to or in connection with a Business Combination or after a Business Combination, then EarlyBirdCapital shall have the right, but not the obligation, to act as book running manager, placement agent and/or arranger, as the case may be, in any and all such financing or financings and to receive at least 25% of the aggregate gross spread or fees from any and all such financings. This right of first refusal extends from the February 1, 2021 until the earlier of twelve (12) months after the consummation of an initial Business Combination or the liquidation of the Trust Account if the Company fails to consummate a Business Combination during the required time period.

Note 8 – Stockholders’ Equity

Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2022 and December 31, 2021, there were no shares of preferred stock issued or outstanding.

Common Stock—The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.0001 per share. On August 12, 2020, the Sponsor paid $25,000, or approximately $0.02 per share, to cover certain offering costs in consideration for 1,437,500 shares of Common Stock, par value $0.0001. Of the 1,437,500 shares of common stock, an aggregate of up to 187,500 shares are subject to forfeiture to the Company for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial stockholders will collectively own 20% of the Company’s issued and outstanding common stock after the IPO. On February 2, 2021, the underwriter exercised its over-allotment option in full, hence, the 187,500 Founder Shares are no longer subject to forfeiture since then. In August 2020, the Company also issued to designees of EarlyBirdCapital an aggregate of 100,000 shares of common stock (“representative shares”), at a price of $0.0001 per share. As of June 30, 2022 and December 31, 2021, there were 1,537,500 shares of common stock issued and outstanding.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve the initial Business Combination, the initial stockholders, as well as all of the Company’s officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to the IPO and any shares purchased in the IPO or following the IPO in the open market in favor of the proposed Business Combination.

Note 9 – Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed financial statements were issued. Based on this review, the Company did not identify any subsequent events that would have required adjustments or disclosure in the condensed financial statements, other than as set forth below.

On November 1, 2022, the Company consummated the Proposed Transactions contemplated by the Business Combination Agreement and was subsequently renamed Peak Bio, Inc.